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                                                                   Exhibit 10.30

                              COOPERATION AGREEMENT

          Made as of the 10th day of January, 1983, by and between Siebe Norton, Inc., a Delaware corporation (the "Company") and Norton Company ("Norton").

                               W I T N E S S E T H

          WHEREAS, as of this date, Norton has sold to the Company and the Company has acquired from Norton, the business of Norton's Safety Products Division (hereinafter referred to collectively as the "Division"), and

          WHEREAS, Norton has retained liability for claims arising out of products shipped by the Division prior to this date, and the Company has assumed liability for claims arising out of products shipped by the Company after this date; and

          WHEREAS, the defense of products liability claims against Norton and its predecessors in the businesses of the Division may require access by Norton and/or its predecessors to the facilities, personnel and records of the Division in the possession of the Company; and

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          WHEREAS, an adverse decision against Norton or any of its predecessors in any such litigation may damage the reputation of the product and materially affect the future business of the Company.

          Now, THEREFORE, in consideration of these premises and other good and valuable consideration, the Company and Norton agree as follows:

          1. The Company will cooperate with Norton and any of Norton's predecessors in the defense of products liability claims arising out of any product shipped by the Division or a predecessor prior to the date of this Agreement by using its best efforts to provide upon request the following services:

a. Physical examination of product and the identification thereof as to source and date of manufacture, and cause of failure, if any; and the furnishing of reports and affidavits in connection therewith.

b. Assistance to trial counsel in preparing for the taking of discovery of the opponent and evaluating opponent's responses' allowing discovery by answering interrogatories, producing documents and giving depositions; and providing supporting testimony at trial.

c. Such other technical and expert assistance which the Company has the expertise to provide, and which,

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     by reason of the sale of the Division to the Company, neither Norton nor its predecessors has the capacity to provide.

          2. In providing the services identified above; the Company will bear the cost of the salaries of Company personnel, and shall be reimbursed by Norton on the Company's demand, as the case may be, for all out-of-pocket costs including travel expenses.

          3. The Company and Norton acknowledge that there may be product liability cases in which the claimant or claimants allege injury arising out of exposure to some contaminant or harm-producing agent over a period of time, such as without limitation, asbestos or one or more carcinogens, because of an alleged defect in or failure of a product shipped by Norton before and by the Company after this date, and in which the Company and Norton and in some cases a predecessor of Norton are co-defendants. In such cases, in addition to the services provided pursuant to paragraph 1 above, the Company and Norton will directly, or indirectly through their respective insurance carriers; join in a unified defense through the selection of a single counsel to represent the Company, Norton, and if applicable, Norton's predecessors, if any (except that the parties need not join in a unified defense if in good faith a party believes that it has defenses or claims which conflict with or would

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make such joint defense inadvisable). The Company and Norton will share the cost of defending such joint defense, pro rata, it being understood that no party shall be responsible for fees incurred prior to the time it became, or after the time it ceases to be, a party to the action in question. It is understood that Norton may make arrangements with predecessor companies for the sharing of costs and the Company may be a beneficiary of and party to such arrangements. Any differences or disputes between the Company and Norton arising out of the subject of this Agreement shall be resolved by arbitration in accordance with the rules of the American Arbitration Association.

          4. The Company and Norton each will use its best efforts to retain in a reasonable manner in accordance with the then respective document retention program from time to time in effect, all of their respective records pertaining to the design, manufacture, marketing and sale of products (including, in the case of the Company, documents delivered to it by Norton) in order that such records may be readily retrieved for use by counsel in the defense of product liability cases.

          5. For the purpose of determining whether a product involved in a liability case was shipped before or after this date, in the absence of other evidence determinative of this question, the Company and Norton agree that all products whose manufacturing date codes show manufacture in

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the Last month of 1982 (or in the case of products marked by quarter, the last quarter of 1982) shall be deemed to have been in the inventory transferred to the Company by Norton as of this date, and all inventory manufactured prior to that date shall be deemed to have been shipped by Norton.

          6. This Agreement may not be assigned by either party without the consent of the other, except to an assignee or purchaser of all or substantially all of the assets of the assigning party.

          7. This Agreement shall be binding upon the successors and assigns of the Company and of Norton.

          8. Except as otherwise specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

          9. Nothing contained herein shall affect, impair, or modify the rights or obligations of the parties and their respective affiliates under the Agreement, dated December 14, 1982 (the "Purchase Agreement"), among the Company, Norton and Siebe Gorman Holdings PLC, in any respect, including, without limitation, the rights and duties of the parties regarding

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indemnification under Article 13 of the Purchase Agreement, and to the extent this Agreement is inconsistent with the Purchase Agreement, the Purchase Agreement shall govern.

                                           SIEBE NORTON, INC.


                                           By:      /s/ John W. Prohaska
                                              ----------------------------------
                                                    John W. Prohaska
                                                    Vice President

                                           NORTON COMPANY


                                           By:      /s/ Kenneth Zeitz
                                              ----------------------------------
                                                    Kenneth Zeitz
                                                    Vice President

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